Exhibit 99.1

Corvus Gold Announces Exploration Results from New Western & Eastern Zone Target Areas, North Bullfrog Project, Nevada

VANCOUVER, Feb. 2, 2016 /CNW/ - Corvus Gold Inc. ("Corvus" or the "Company") - (TSX: KOR, OTCQX: CORVF) announces new exploration results from three additional target areas at the North Bullfrog property in Nevada, including two targets in the new Eastern Steam-Heated Zone. The initial scout drilling on these three new target areas has returned positive results with broad zones of low-grade gold-silver mineralization with some internal zones of +1 g/t gold.

These results have expanded the gold system in the North Bullfrog District and provided critical data for the planned 2016 follow-up drill program, which will be targeting new high-grade discoveries within these new, large and unexplored gold systems.

New Target Review

Jolly Jane North:  One hole was drilled at the Jolly Jane North target about 80 metres north of previous Corvus hole NB-12-123 (139m @ 0.27 g/t Au). The hole is located 450 metres north of the Jolly Jane resource (Figure 2).  NB-15-283 intersected a broad zone of low-grade dominantly oxide mineralization (104m @ 0.23 g/t gold and 0.6 g/t silver) within the Sierra Blanca Tuff in the footwall of the West Jolly Jane Fault (WJJF). The WJJF is a large displacement fault zone similar to the MP Fault which hosts the main historic Bullfrog deposit and also similar to the YellowJacket fault zone. The Sierra Blanca/YellowJacket deposit lies about a kilometre to the west in the hanging-wall of the WJJF which appears to be a major mineralizing fluid conduit. The WJJF is a mineral system of similar size to the current Sierra Blanca/YellowJacket deposit with unconstrained potential to the north under post-mineral cover.

NB-15-283 has not only confirmed the potential to expand the Jolly Jane low-grade deposit to the north but opens up a major new target area for new blind, high-grade feeder veins discoveries like those at YellowJacket or the historic Bullfrog mine.  Follow up drilling is being planned for 2016.

Cat Hill:  Two holes (NB-15-284 & 285) were drilled in the Cat Hill target area. The Cat Hill target has a strong surface gold anomaly that is associated with large overlapping high and low sulfidation mineral systems (Figure 1). The target area lies adjacent to the large Road Fault structural zone which extends 10 kilometres to the south where it is called the Contact Fault, a major structural control to the historic Bullfrog deposit mined by Barrick Gold in the 1990's.  At Cat Hill, a series of N-S- to NNE-trending structures control alteration, gold mineralization and irregular qtz-calcite veins exhibiting boiling textures.  The initial two holes at Cat Hill intersected broad zones of near surface, low-grade, oxide mineralization with one hole having two 1.5 metre, +1 g/t gold intercepts within targeted NNE-trending structural zones. Targeting work is ongoing for a follow-up drill program this year.

Vinegaroon:  A total of 7 holes (NB-15-286 to 292) were drilled on the Vinegaroon target. The Vinegaroon area lies ~2 kilometres east of Cat Hill, within the main Eastern Steam-heated Zone.  As at Cat Hill, the Vinegaroon target has a surface gold anomaly associated with overlapping high and low sulfidation mineralization (Figure 3).  A series of N-S- to NNW-trending structures control alteration and mineralization in this area.  Five of the seven holes intercepted low grade gold mineralization along the large Vinegaroon fault zone. This is highly encouraging, as it represents a new and extensive area of alteration and gold mineralization in the large Eastern Steam Heated Zone. The alteration style is quartz-adularia-illite with local quartz stockwork including amethystine quartz, which is similar to the Sierra Blanca/YellowJacket deposits. The drill data is being evaluated for follow-up in 2016, including a re-evaluation of the surface mapping.

Jeffrey Pontius Corvus Gold CEO states… "The results from these early stage scout holes in new and untested target areas across the North Bullfrog District are encouraging.  The intersection of broad zones of low-grade oxide gold mineralization in a new area of the District is the first step in finding additional zones of high-grade mineralization like the YellowJacket deposit and our new NW Sierra Blanca discovery.  These results have expanded the potential of the North Bullfrog District and the area favourable for hosting additional deposits which will be addressed in the next phase of exploration scheduled for this spring."

The 2015, North Bullfrog exploration program tested a total of 12 new gold targets across the District, seven in the Western Zone and five in the new Eastern Zone.  A total of 10,260 metres were drilled in 38 holes (1,450m of core and 8,810m of RC).  Of the 12 targets tested, five are scheduled for the next phase of follow-up drilling in the 2016 program.  In addition five new targets have been developed for initial testing.  The initial 2016 North Bullfrog exploration program is currently scheduled to complete approximately 9,000 metres of drilling.

Table 1
Initial Drill Results from Cat Hill, North Jolly Jane and Vinegaroon Targets
(Reported drill intercepts are not true widths.  At this time, there is insufficient data with respect to the shape of the mineralization to calculate its true orientation in space.)

Cat Hill Target
	From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
NB-15-284	22.86	30.48	7.62	0.29	0.05
AZ 090 dip -50	70.1	80.77	10.67	0.25	0.05
	86.87	91.44	4.57	0.18	0.08
	103.63	143.26	39.63	0.22	0.11
including	114.3	115.82	1.52	1.12	0.12
	179.83	207.26	27.43	0.27	0.71
including	185.93	187.45	1.52	1.33	1.25
	231.65	237.74	6.09	0.15	0.22

NB-15-285	30.48	47.24	16.76	0.23	0.04
AZ 320 dip -55	56.39	82.3	25.91	0.15	0.03
	106.68	109.73	3.05	0.37	0.06

North Jolly Jane Target

	From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
NB-15-283	92.96	196.6	103.64	0.23	0.62
AZ 090 dip -50	227.08	230.12	3.05	0.11	0.22
	260.6	274.32	13.72	0.13	0.35

Vinegaroon Target

	From (m)	To (m)	Length (m)*	Gold (g/t)	Silver (g/t)
NB-15-286	35.05	39.62	4.57	0.15	0.73
Azi 060 Incl -45	89.92	99.06	9.14	0.20	0.33
	115.82	123.44	7.62	0.15	0.41
	138.68	152.4	13.72	0.20	1.45
	160.02	166.12	6.1	0.14	2.93

NB-15-287	No significant results
Azi 050 Incl -50

NB-15-288	42.67	50.29	7.62	0.18	0.27
AZ 230 dip -45	144.78	146.3	1.52	0.12	7.00

NB-15-289	9.14	10.67	1.52	0.15	0.22
AZ 090 dip -45	30.48	32	1.52	0.14	0.32
	38.1	50.29	12.19	0.13	0.44

NB-15-290	No significant results
AZ 250 dip -45

NB-15-291	25.91	27.43	1.52	0.29
AZ 090 dip -45	97.54	105.16	7.62	0.11
	167.64	172.21	4.57	0.13

NB-15-292	12.19	13.72	1.52	0.15	1.58
AZ 060 dip -45	25.91	30.48	4.57	0.11	1.63

* Mineralized thickness calculated @ 0.10 g/t Au cutoff with internal vein/stockwork intervals calculated @ 1.0 g/t Au cutoff

Figure 1. Cat Hill drill hole map showing 2015 drill hole locations and select intercepts.

Figure 2. Northwestern Resource Area map showing 2015 North Jolly Jane drill hole location.

Figure 3. Drill Hole location map of the Vinegaroon target area in the Eastern Steam Heated Zone.

 About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

The North Bullfrog project includes numerous prospective gold targets at various stages of exploration with four having NI 43-101 mineral resources (Sierra Blanca, Jolly Jane, Mayflower and YellowJacket). The project contains a measured mineral resource of 3.86 Mt at an average grade of 2.55 g/t gold and 19.70 g/t silver, containing 316.5k ounces of gold and 2,445k ounces of silver, an indicated mineral resource of 1.81 Mt at an average grade of 1.53 g/t gold, and 10.20 g/t silver, containing 89.1k ounces of gold and 593.6k ounces of silver and an inferred resource of 1.48 Mt at an average grade of 0.83 g/t gold and 4.26 g/t silver, containing 39.5k ounces of gold and 202.7k ounces of silver for oxide mill processing.  The mineral resource for the mill process was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.52 g/t gold. In addition, the project contains a measured mineral resource of  0.3 Mt at an average grade of 0.25 g/t gold and 2.76 g/t silver, containing 2.4k ounces of gold and 26.6k ounces of silver, an indicated mineral resource of 22.86 Mt at an average grade of 0.30 g/t gold and 0.43 g/t silver, containing 220.5k ounces of gold and 316.1k ounces of silver and an inferred mineral resource of 176.3 Mt at an average grade of 0.19 g/t gold and 0.67 g/t silver, containing 1,077.4k ounces of gold and 3,799.2k ounces of silver for oxide, heap leach processing. The mineral resource for heap leach processing was defined by WhittleTM optimization using all cost and recovery data and a breakeven cut-off grade of 0.15 g/t.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101, has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by National Instrument 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Mark Reischman, Corvus Gold's Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to ALS Chemex in Reno, Nevada, for preparation and then on to ALS Chemex in Reno, Nevada, or Vancouver, B.C., for assaying.  ALS Chemex's quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

For additional information on the North Bullfrog project, including information relating to exploration, data verification and the mineral resource estimates, see "Technical Report and Preliminary Economic Assessment for Combined Mill and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, NYE County, Nevada" dated June 16, 2015, which is available under Corvus Gold's SEDAR profile at www.sedar.com.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at North Bullfrog, Nevada.  In addition the Company controls a number of other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of those discoveries to maximize share price leverage in a recovering gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple YellowJacket style high-grade zones, the Company's belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company's 2013 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company's most recent filings with the United States Securities and Exchange Commission (the "SEC").  All of the Company's Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the "CIM Standards") as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC's Industry Guide 7 ("SEC Industry Guide 7").  Accordingly, the Company's disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms "mineral resources", "inferred mineral resources", "indicated mineral resources" and "measured mineral resources" are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.  Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.  It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit amounts.  The term "contained ounces" is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a "reserve" differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a "final" or "bankable" feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

SOURCE Corvus Gold Inc.

%CIK: 0001507964

For further information: Ryan Ko, Investor Relations, Email: info@corvusgold.com, Phone: 1-844-638-3246 (toll free) or (604) 638-3246, Fax: (604) 408-7499

CO: Corvus Gold Inc.

CNW 08:00e 02-FEB-16